EXHIBIT 5.2
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Eldorado Gold Corporation (the “Company”) of our report dated March 27, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company, which appears in the Annual Report of the Company for the year ended December 31, 2007.
We also consent to the reference to us under the headings “Interest of Experts” and “Documents as Filed as Part of the Registration Statement” in the Registration Statement.
(signed) PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, B.C., Canada
February 19, 2009